Exhibit 23.2

         [LETTERHEAD OF SAMSON BELAIR/DELOITTE & TOUCHE, S.E.N.C.]



INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 7, 2000 (except for Notes 7 a), 15 a) to f) and 17, which are dated June 27, 2001) included in CGI Group Inc.'s joint proxy statement/prospectus on Form F-4/A dated June 27, 2001.


/s/ Samson Belair/Deloitte & Touche
Chartered Accountants